                                                    Registration No. 33-
                                                                        --------

     As filed with the Securities and Exchange Commission on May 31, 1995

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ------------

                              DI INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

           TEXAS                                        74-2144774
(State of incorporation)                    (I.R.S. employer identification no.)

                           450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77067
                                 (713) 874-0202
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 MAX M. DILLARD
                              DI INDUSTRIES, INC.
                           450 GEARS ROAD, SUITE 625
                              HOUSTON, TEXAS 77067
                                 (713) 874-0202
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                                DOUGLAS Y. BECH
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                       1900 PENNZOIL PLACE - SOUTH TOWER
                              HOUSTON, TEXAS 77002
                                 (713) 220-5800

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


===========================================================================================================
      TITLE OF EACH CLASS                        PROPOSED MAXIMUM      PROPOSED MAXIMUM
      OF SECURITIES TO BE        AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING      AMOUNT OF
          REGISTERED              REGISTERED         SHARE(1)              PRICE (1)       REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value       4,338,710             $0.9375             $3,796,371             $1,402
===========================================================================================================


(1) Estimated in accordance with Rule 457 (c) solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

- --------------------------------------------------------------------------------
 Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
- --------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED MAY 31, 1995


                                                                      PROSPECTUS
                                                                      __________


                               4,338,710 SHARES

                              DI INDUSTRIES, INC.

                                 Common Stock

          All of the shares of Common Stock, $0.10 par value ("Common Stock"), of DI Industries, Inc., a Texas corporation (the "Company"), offered hereby will be sold by certain shareholders (the "Selling Shareholders"), and the Company will not receive any of the proceeds from such sales. See "Selling Shareholders."

          The Selling Shareholders may sell the Common Stock offered hereby in open market or block transactions or otherwise in accordance with the rules of the American Stock Exchange, or in private transactions, at prices related to the prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders or the purchasers of shares for whom such broker-dealers may act as agent or to whom they sell as principal or both. Upon any sale of shares of Common Stock offered hereby, the Selling Shareholders and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of such Common Stock by them, may be deemed to be underwriting commissions or discounts under the Securities Act. To the extent required, the specific shares of Common Stock to be sold, names of the Selling Shareholders, purchase price, public offering price, the names of any such broker-dealer or selling agent and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution."

          The total costs, fees and expenses incurred in connection with the registration of shares of Common Stock hereby are estimated to be approximately $15,600. See "Selling Shareholders."

          The Common Stock is listed on the American Stock Exchange under the symbol "DRL." On May 23, 1995, the last reported sales price of the Common Stock on the American Stock Exchange was $7/8 per share.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

                             _____________________

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             _____________________

                  The date of the Prospectus is         1995.

         No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter, dealer, or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy Securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation.

                                ________________

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at its offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549-1004, as well as the Regional Offices of the Commission located at 7 World Trade Center, New York, NY 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Ill 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549-1004. In addition the Common Stock is listed on the American Stock Exchange and the Company's registration statements, reports, proxy and information statements and other information may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

         This Prospectus, which constitutes a part of a registration statement (the "Registration Statement") the Company has filed with the Commission under the Securities Act, omits certain information set forth in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. Copies of the Registration Statement and the exhibits thereto are on file at the Commission's offices and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the Commission's public reference facilities described above.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company (File No. 2-44723) with the Commission pursuant to the Exchange Act, are incorporated by reference and made a part of this Prospectus: (a) the Company's Transition Report on Form 10-K for the nine month period ended December 31, 1994; (b) the Company's quarterly report on Form 10-Q for the period ended March 31, 1995;
(c) the Company's Proxy Statement, dated April 17, 1995, relating to the 1994 annual meeting of shareholders; and (d) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 21, 1981. All reports and other documents the Company files pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock hereunder shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the filing date of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated herein by reference.

         The Company will provide a copy of the documents incorporated by reference herein (other than exhibits to such documents) without charge to each person to whom this Prospectus is delivered, upon written or oral request by such person. Requests should be addressed to: DI Industries, Inc., 450 Gears Road, Suite 625, Houston, Texas 77067 and the telephone number is (713) 874-0202.


                                  THE COMPANY

         DI Industries, Inc., a Texas corporation, and its subsidiaries (the "Company"), provide onshore contract drilling and well workover services to firms in the oil and gas industry in the United States, Argentina, Mexico and Venezuela. The Company was formed as a Texas corporation in 1980.

         The Company's principal office is located at 450 Gears Road, Suite 625, Houston, Texas 77067 and the telephone number is: (713) 874-0202.


                                 RISK FACTORS

         Prospective investors should carefully consider the following factors, in addition to the other information in this Prospectus, when contemplating an investment in the Common Stock.

         Recent Losses. The Company had net losses in the past two years ended March 31, 1993 and 1994, the nine month period ended December 31, 1994 and the three month period ended March 31, 1995. There can be no assurance that the Company will be profitable in the future.

         Control of the Company. The Company's officers and directors or their affiliates currently beneficially own greater than a majority of the Common Stock. The holders of a majority of the Common Stock can elect all of the Company's directors and may approve or disapprove certain fundamental corporate transactions, including mergers, "going private" transactions and the sale of substantially all of the Company's assets.

         Dependence on Oil and Gas Industry; Industry Conditions. The Company's current business and operations are substantially dependent upon the condition of the oil and gas industry and, specifically, the exploration and production expenditures of oil and gas companies. The demand for well servicing and workover activities is directly influenced by oil and gas prices, expectations about future prices, the cost of producing and delivering oil and gas, government regulations, local and international political and economic conditions, including the ability of the Organization of Petroleum Exporting Countries ("OPEC") to set and maintain production levels and prices, the level of production by non-OPEC countries and the policies of the various governments regarding exploration and development of their oil and gas reserves. Most of the Company's equipment is currently in service in United States markets where, despite occasional upturns, the demand for well servicing and related services has been severely depressed for most of the last decade due in large part to prolonged weakness and uncertainty in oil and gas prices. Diminished demand during this period has led to low day rates and low utilization of available equipment.

         Continuation of uncertainties regarding oil and gas prices could serve to adversely affect the future level of demand and rates for the Company's services. Because of these uncertainties, the Company is not able to accurately predict the future demand or rates for its services.

         Competition. Competition is intense in all markets in which the Company operates, and with respect to certain services or operating regions, a few competitors have greater access to financial or other resources than the Company. The domestic onshore well servicing industry is highly fragmented and is characterized by a few large companies and numerous smaller companies. In the international markets in which the Company operates, the Company believes that it has fewer competitors and a greater opportunity to operate under long-term contracts.

         Operating Risks; Insurance. The Company's operations are subject to the many hazards inherent in the well servicing industry. Performance of the Company's services requires the use of heavy equipment and exposure to hazardous conditions, which may subject the Company to liability claims by employees, customers and third parties. These hazards can cause personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. In certain instances, contractual indemnification of customers or others is required of the Company. The Company maintains workers compensation insurance for its employees and other insurance coverage for normal business risks, including general liability insurance. Although the Company believes its insurance coverages to be adequate and in accordance with industry practice against normal risks in its operations, there can be no assurance that any such insurance protection will be sufficient or effective under all circumstances or against all hazards to which the Company may be subject. The Company has elected not to insure its domestic onshore rigs
against property damage.   Because the Company is able to use its fleet of
excess rigs to repair or replace damaged rigs, the Company believes such action is cost effective. The occurrence of a significant event against which the Company is not fully insured, or of a number of lesser events against which the Company is not fully insured, but subject to substantial deductibles, could materially and adversely affect the Company's operations and financial condition. Moreover, no assurance can be given that the Company will be able to maintain adequate insurance in the future at rates or on terms it considers reasonable or acceptable.

         International Operations. An increasingly significant portion of the Company's revenues are attributable to international operations. Risks associated with operating in international markets include foreign exchange restrictions and currency fluctuations, foreign taxation, changing political conditions and foreign and domestic monetary policies, expropriation, nationalization, nullification, modification or renegotiation of contracts, war and civil disturbances or other risks that may limit or disrupt markets. For example, the Company currently operates in three countries in Latin America, each of which has experienced major currency fluctuations in the recent past. The ability of the Company to compete in the international well servicing and drilling markets may be adversely affected by foreign governmental regulations that favor or require the awarding of such contracts to local contractors, or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. No predictions can be made as to what foreign governmental regulations may be enacted in the future that could be applicable to the Company's operations.

         Governmental Regulation and Environmental Matters. Many aspects of the Company's operations are affected by domestic and foreign political developments and are subject to numerous domestic and foreign governmental regulations that may relate directly or indirectly to the well servicing industry. The regulations applicable to the Company's operations include certain regulations controlling the discharge of materials into the environment, requiring removal and cleanup under certain circumstances or otherwise relating to the protection of the environment. Laws and regulations protecting the environment have become more stringent in recent years, and may in certain circumstances impose "strict liability," rendering a party liable for environmental damage without regard to negligence or fault on the part of such party. Such laws and regulations may expose the Company to liability for the conduct of, or conditions caused by, others, or for acts of the Company which were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on the Company. In addition, the modification of existing laws or regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas for economic, environmental or other reasons could have a material adverse effect on the Company's operations by limiting future well servicing opportunities.

         Restrictions Due to High Leverage. The Company has been and will continue to be in the foreseeable future, highly leveraged. The Company's debt agreements contain various restrictive covenants and maintenance requirements.

         The Company's leverage will have important consequences to investors, including the following: (i) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of the Company's debt service obligations; (ii) the Company's high degree of leverage will make it more vulnerable to downward swings in oil and gas prices; and (iii) the Company may be more highly leveraged and pay higher interest rates than other companies in its industry, which may place it at a competitive disadvantage. If, and to the extent, the Company requires additional financing in the future for working capital, capital expenditures or other purposes, the Company's leverage may impair its ability to obtain such additional financing.

         Possible Issuance of Preferred Stock. The Company's Articles of Incorporation authorize the issuance of 1,000,000 shares of "blank check" preferred stock, par value $1.00 per share ("Preferred Stock") with such designations, rights and preferences as may be determined from time to time by the Board of Directors. The Company has 200,000 shares of Series A Preferred Stock authorized and has issued 190,000 shares of such stock in connection with certain acquisitions that it has made. Because the Board of Directors is empowered to issue Preferred Stock with such preferences and rights as it determines, it may afford the holders of any series of Preferred Stock preferences, rights or voting powers superior to the holders of Common Stock. Although the

Company has no current intention to issue any more shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Description of Capital Stock -- Preferred Stock."

         Absence of Dividends. The Company has not paid cash dividends on the Common Stock and does not intend to pay dividends in the foreseeable future. In addition, the Company's ability to pay dividends is restricted under its debt agreements.


                              PLAN OF DISTRIBUTION

         It is anticipated that the Selling Shareholders may sell the shares of Common Stock offered hereby in open market or block transactions or otherwise in accordance with the regulations of the American Stock Exchange, or in private transactions, at prices related to prevailing market prices or at negotiated prices. The methods by which the shares offered hereby may be sold include (a) a block trade attempt (which may involve crosses) in which the broker or dealer so engaged will attempt to sell securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) exchange distributions and/or secondary distributions in accordance with the rules of the American Stock Exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (e) privately negotiated transactions.

         Upon any sale of the shares of Common Stock offered hereby, the Selling Shareholders and participating broker-dealers or selling agents may be deemed to be "underwriters" as that term is defined in the Securities Act, in which event any discount, concessions, or commissions they receive, which are not expected to exceed those customary in the types of transactions involved, or any profit on resales of such Common Stock by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from the sale by Selling Shareholders of the shares offered hereby.

         There is no assurance that the Selling Shareholders will sell any or all of the shares offered hereby.


                              SELLING SHAREHOLDERS

         The following table reflects the beneficial ownership of the Common Stock as of April 10, 1995 with respect to each Selling Shareholder.

                                       BENEFICIAL OWNERSHIP                BENEFICIAL OWNERSHIP
                NAME                     BEFORE OFFERING                      AFTER OFFERING
                                                             SHARES TO BE
                                        NUMBER     PERCENT      SOLD        NUMBER     PERCENT

Spinnaker Investor Partners, L.P.      3,254,557       8.4%     3,254,557          0          0%
Spinnaker Partners                       839,883       2.2%       839,883          0          0%
Hamilton Robinson & Company,             244,270        .6%       244,270          0          0%
Incorporated Managed Account No. 1
     Total                             4,338,710      11.2%     4,338,710          0          0%

         Other than Mr. Robinson, a director of the Company, who is an executive officer of Hamilton Robinson & Company Incorporated, none of the Selling Shareholders nor any of their executive officers have held any position, office or had any other material relationship with the Company or its affiliates in the past three years.

                            DESCRIPTION OF CAPITAL STOCK

          Common Stock. Under the Company's Articles of Incorporation, as amended, a copy of which has been filed as an exhibit to the Registration Statement, the Company is authorized to issue 75,000,000 shares of Common Stock, par value $.10 per share. Authorized shares of Common Stock may be issued from time to time, without further action by the shareholders, for such consideration as may be fixed by the Board of Directors in compliance with the laws of the State of Texas. The outstanding shares of Common Stock are fully paid and non-assessable.

          Holders of the Common Stock are entitled to one vote for each share held on each matter submitted to a vote of shareholders. The Common Stock does not have cumulative voting rights. Shareholders have no pre-emptive or other rights to acquire or subscribe to any Common Stock or any obligations of the Company convertible into Common Stock. Holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors from time to time pursuant to, and in compliance with, the laws of the State of Texas and, on liquidation of the Company, to share ratably in any assets available for distribution to shareholders. The Company has never paid dividends on its Common Stock and has no plans to pay dividends on its Common Stock in the foreseeable future. Additionally, the Company's current loan agreements prohibit the payment of dividends on the Common Stock.

          American Stock Transfer & Trust Company is the transfer agent and the registrar for the Common Stock.

          Preferred Stock. Under the Company's Articles of Incorporation, the Company is authorized to issue 1,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock"). The shares of Preferred Stock may be issued in one or more series as determined by the Company's Board of Directors. With respect to each series of Preferred Stock, the Board of Directors has the authority to determine the number of shares in such series, voting rights, dividend rate, voluntary and involuntary liquidation preferences, rights and terms of redemption, sinking fund requirements and conversion rights, if any. The shares of Preferred Stock may be issued at any time by the Company's Board of Directors without action by the Company's shareholders. Currently, the Company has 200,000 shares of Series A Preferred Stock authorized of which 190,000 shares (the "Series A Preferred") the Company has issued to various persons in connection with the transactions discussed below. The Company's Board of Directors has no current intention of causing the Company to issue any further shares of Preferred Stock.

          The following description of the Series A Preferred is qualified in its entirety by reference to the certificate of designations with respect to the Series A Preferred which is contained in the Company's Articles of Incorporation. The Company has issued the Series A Preferred in connection with the Company's purchase of certain stock and assets (the "Venezuela Operations") from various entities including certain assets of An-Son Drilling Co. of Columbia S.A. and the stock of Perforaciones Andinas S.A., and P.A.P. Tratamiento Y Perforaciones De Pozos S.A. The Series A Preferred has a liquidation preference and a redemption price of $10 per share (as adjusted, the "Redemption Price") which may be reduced in connection with any indemnification claims the Company may make against the holders of the Series A Preferred pursuant to the purchase agreement by which the Venezuela Operations were purchased. A portion, the size of which is based on the available cash flow of the Venezuela Operations, of the Series A Preferred will be mandatorily redeemed 75 days after each calendar quarter. On the date that is five years after the date of issuance of the Series A Preferred, the holders of the Series A Preferred will have the right to require the Company to purchase the outstanding Series A Preferred at the Redemption Price. Conversely, the Company at the Board of Directors' option may at any time redeem up to 50% of the outstanding Series A Preferred for the Redemption Price.

          For one year from the date of issuance, each share of Series A Preferred is convertible at the option of the holders thereof into eight shares of Common Stock, subject to customary anti-dilution provisions. However, upon notice of any Series A Preferred shareholder's desire to convert his shares, the Company may redeem up to 50% of such shares by paying the Redemption Price thereof in cash. If the Company exercises its right to mandatorily redeem 50% of the Series A Preferred, the holders thereof will have the right to convert 50% of their Series A Preferred into Common Stock on the basis of eight shares of Common Stock for each share of Series A Preferred, subject to customary anti-dilution provisions.

          Except as otherwise required by the Texas Business Corporation Act and the Company's Articles of Incorporation, the holders of the Series A Preferred have no right to vote on any matter to be voted on by the Company's shareholders.

          The further issuance of the Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock or adversely affect the rights and powers, including voting rights, of the holders of Common Stock. The issuance of the Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders.


                                 LEGAL MATTERS

          The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Houston, Texas.


                                    EXPERTS

          The financial statements and the related financial statement schedule incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their report with respect thereto, and is included in reliance upon such report given upon their authority as Experts in accounting and auditing.

================================================================================

          No dealer, sales representative, or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to or a solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                                  ____________

                               TABLE OF CONTENTS

                                    Page
             Prospectus
Available Information...............  1
Incorporation of Certain Documents
  by Reference......................  1
The Company.........................  2
Investment Considerations...........  2
Plan of Distribution................  3
Selling Shareholders................  4
Description of Capital Stock........  4
Legal Matters.......................  5
Experts.............................  5

================================================================================

================================================================================

                                4,338,710 SHARES

                              DI INDUSTRIES, INC.


                                  COMMON STOCK

================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.
          -------------------------------------------

    The Registrant estimates that expenses in connection with the offering described in this Registration Statement will be as follows. All of the amounts except the SEC registration fee are estimates.

               Item                                           Amount
               ----                                          --------

          SEC registration fee.............................  $   100
          Legal fees and expenses..........................   12,000
          Accounting fees and expenses.....................      500
          Printing expenses................................        0
          Fees and expenses for qualification under
             state securities laws (including legal fees)..    3,000
          Miscellaneous....................................        0

             Total.........................................   15,600

Item 15.  Indemnification of Directors and Officers.
          -----------------------------------------

          As permitted by the Texas General Corporation Law, the Registrant's Amended and Restated By-Laws provide that the directors and officers of the Registrant shall be indemnified by the Registrant against certain liabilities that those persons may incur in their capacities as directors or officers. Furthermore, the Registrant's Restated Certificate of Incorporation eliminates the liability of directors of the Registrant, under certain circumstances, to the maximum extent permitted by the Texas General Corporation Law.

Item 16.  Exhibits.
          --------

     (a) Exhibits

          *5.1 Legal Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., regarding legality of securities being registered.

          23.1  Consent of Deloitte & Touche, LLP

          23.2 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (to be included in Exhibit 5.1).

          24.1  Power of Attorney (set forth on page II-3).

- --------------------
* To be filed by amendment

     All other schedules are omitted because they are inapplicable or the requested information is shown in the financial statements or noted therein.

Item 17.  Undertakings.
          ------------

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas on May 31, 1995.

                            DI INDUSTRIES, INC.

                                   /s/ Max M. Dillard
                            By:  ______________________________________________
                                 Max M. Dillard
                                 President, Chief Executive Officer, and
                                 Chairman of the Board of Directors

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Max M. Dillard as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons and in the capacities indicated on the 31st of May, 1995.

         Name                                    Title
         ----                                    -----

/s/ Max M. Dillard            President, Chief Executive Officer, and
- --------------------------    Chairman of the Board of Directors (Principal
Max M. Dillard                Executive Officer)


/s/ Douglas Y. Bech           Director
- --------------------------
Douglas Y. Bech


/s/ Michael J. Delouche       Director
- --------------------------
Michael J. Delouche


/s/ C. Wayne Nance            Director
- --------------------------
C. Wayne Nance


/s/ Hamilton Robinson, Jr.    Director
- --------------------------
Hamilton Robinson, Jr.


                              Director
- --------------------------
Kristian Siem


/s/ William C. Walker         Director
- --------------------------
William C. Walker


/s/ Bill R. Merchant          Chief Accounting Officer (Principal Accounting
- --------------------------       Officer)
Bill R. Merchant